UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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☐	Soliciting Material Pursuant to § 240.14a-12

Real Goods Solar, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Real Goods Solar, Inc.

110 16th Street, Suite 300

Denver, Colorado 80202

SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT DATED JULY 6, 2018

The date of this Supplement is January 9, 2018

To our shareholders:

The information contained in this supplement (the “Supplement”) amends and supplements the corresponding information in the Notice of Annual Meeting of Shareholders and Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2017 (the “Proxy Statement”) by Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, or “RGS Energy”), in connection with the solicitation of proxies on behalf of RGS Energy for use at our 2017 Annual Meeting of Shareholders and at any adjournment, postponement, continuation or rescheduling thereof (the “2017 Annual Meeting”).

The 2017 Annual Meeting was originally scheduled to be held on August 23, 2017 and has been adjourned. The Company briefly reconvened the 2017 Annual Meeting on December 14, 2017 to announce the adjournment of the 2017 Annual Meeting until January 18, 2018. To allow brokers, banks and other nominees time to vote uninstructed shares held in “street name,” the Company has decided to prolong the adjournment and reconvene the 2017 annual Meeting at 10:00 a.m. local time on February 8, 2018 at the Holiday Inn Express, 401 17th Street, Denver, Colorado 80202. Attached below, please find a Notice of Annual Meeting of Shareholders reflecting the new date for reconvening the 2017 Annual Meeting. The Record Date for the 2017 Annual Meeting remains November 2, 2017.

On January 2, 2018, RGS Energy entered into a Cooperation Agreement (the “Agreement”) with Iroquois Capital Management LLC, Iroquois Master Fund LTD, Iroquois Capital Investment Group LLC, Richard Abbe and Kimberly Page (collectively, “Iroquois Capital”). Pursuant to the Agreement, Iroquois Capital has agreed to (i) immediately terminate, and cease any and all solicitation and other efforts with respect to the solicitation of proxies in opposition to RGS Energy’s proposals for the 2017 Annual Meeting, (ii) withdraw (and not resubmit) Iroquois Capital’s proxy statement in opposition to RGS Energy’s proposals for the 2017 Annual Meeting, and (iii) promptly notify the staff of the SEC in writing that it is terminating the solicitation of proxies in opposition to RGS Energy’s proposals for the 2017 Annual Meeting.

Because Iroquois Capital’s solicitation is terminated pursuant to an agreement, the SEC proxy rules require RGS Energy to submit additional disclosure to its shareholders. The purpose of this Supplement is to provide additional disclosure required under Rule 14a-101 of the Securities Exchange Act of 1934, as amended, in connection with the termination of Iroquois Capital’s solicitation. No other changes have been made to the Proxy Statement, and this Supplement has not been updated to reflect events occurring subsequent to the filing of the Proxy Statement. Capitalized terms used and not otherwise defined in this Supplement have the respective meanings given to such terms in the Proxy Statement.

Pursuant to the Agreement, at the 2017 Annual Meeting, Iroquois Capital agrees to appear in person or by proxy and vote all shares of RGS Energy’s Class A common stock beneficially owned by Iroquois Capital and its “affiliates” and “associates” (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) in favor of (i) the election of RGS Energy’s director nominees, (ii) the approval of an amendment to RGS Energy’s 2008 Long-Term Incentive Plan to increase the number of shares authorized for issuance and the number of shares that a participant may receive in a fiscal year, and (iii) the ratification of the appointment of Moss Adams LLP to audit RGS Energy’s consolidated financial statements for the 2017 fiscal year. Further, at any subsequent shareholders’ meeting during the “standstill period” described below, Iroquois Capital has agreed to vote all shares of RGS Energy’s Class A common stock beneficially owned by Iroquois Capital and its affiliates and associates in favor of the election of director nominees nominated for election by RGS Energy’s board of directors or its Nominating and Corporate Governance Committee and against the removal of any directors whose removal is not recommended by RGS Energy’s board of directors.

Under the terms of the Agreement, Iroquois Capital has agreed to certain customary standstill provisions with respect to Iroquois Capital’s actions with regard to RGS Energy and its Class A common stock during a “standstill period” commencing on the date of the Agreement and ending at 11:59 p.m., Eastern Time, on such date that is 30 calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at RGS Energy’s 2022 annual meeting of shareholders, as set forth in the advance notice provisions of RGS Energy’s Bylaws. These provisions restrict, among other things, Iroquois’ ability to engage in certain proxy solicitations, make certain shareholder proposals, call meetings of shareholders, obtain representation on RGS Energy’s board of directors, institute litigation against RGS Energy, or remove any of RGS Energy’s directors.

Pursuant to the Agreement, RGS Energy has agreed to issue and deliver to Iroquois Master Fund LTD and Iroquois Capital Investment Group LLC 456,000 and 144,000 unregistered and restricted shares of Class A common stock, respectively, as reimbursement for expenses incurred in connection with the 2017 Annual Meeting and the negotiation, execution and effectuation of the Agreement. Further, RGS Energy and Iroquois Capital has agreed to cooperate in good faith to enter into a registration rights agreement, with customary terms reasonably acceptable to RGS Energy, granting to Iroquois Capital piggyback registration rights with respect to the shares of Class A common stock Iroquois Capital will receive pursuant to the Agreement.

RGS Energy and Iroquois Capital have also agreed to mutual non-disparagement provisions and a mutual release of claims.

RGS Energy’s expenses related to the solicitation of proxies from shareholders for the 2017 Annual Meeting will substantially exceed those normally spent for an annual meeting of shareholders. These additional solicitation costs included: an additional fee of $17,500 payable to MacKenzie Partners, Inc. as a result of the proxy contest initiated by Iroquois Capital, and fees of outside counsel to advise RGS Energy in connection with the now-settled contested solicitation of proxies. RGS Energy expects that the total expenses related to the solicitation of proxies for the 2017 Annual Meeting in excess of those normally spent for an annual meeting with an uncontested director election, and excluding salaries and wages of RGS Energy’s regular employees and officers, will total approximately $280,000 of which approximately $245,000 has been spent to date.

As discussed in the proxy materials RGS Energy has filed with the SEC in connection with the 2017 Annual Meeting, the proxy card, RGS Energy’s 2016 annual report, the Proxy Statement, all other proxy materials RGS Energy has filed with the SEC in connection with the 2017 Annual Meeting, and voting instructions are available at http://www.viewproxy.com/RealGoodsSolar/2017AM. For the convenience of its shareholders, the following is a list of proxy materials RGS Energy believes are most relevant to shareholders in connection with the 2017 Annual Meeting, in addition to this Supplement:

•	Proxy statement filed with the SEC on July 6, 2017;
•	Supplement to the Notice of Annual Meeting of Shareholders and Proxy Statement Dated July 6, 2017, dated September 12, 2017 and filed with the SEC on September 12, 2017 (amending Proposal 2);
•	Supplement to the Notice of Annual Meeting of Shareholders and Proxy Statement Dated July 6, 2017, dated November 3, 2017 and filed with the SEC on November 3, 2017 (changing the record date for the 2017 Annual Meeting); and
•	Supplement to the Notice of Annual Meeting of Shareholders and Proxy Statement Dated July 6, 2017, dated November 28, 2017 and filed with the SEC on November 28, 2017 (amending Proposal 3).

You may request a printed copy of the proxy card and all other proxy materials RGS Energy has filed with the SEC in connection with the 2017 Annual Meeting by any of the following methods: (a) telephone at 303-222-8344; (b) Internet at http://www.viewproxy.com/RealGoodsSolar/2017AM; or (c) email at investorrelations@rgsenergy.com.

RGS Energy’s board of directors recommends that you vote, or give instruction to vote, “FOR” each of the proposals in the Proxy Statement, as amended by the proxy materials RGS Energy has filed with the SEC in connection with the 2017 Annual Meeting. If any shareholder has previously voted and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the 2017 Annual Meeting in the manner set forth in the Proxy Statement.

RGS Energy filed a copy of the Agreement as Exhibit 10.1 to its Current Report on Form 8-K filed on January 3, 2018 and such copy is incorporated herein by reference. RGS Energy filed a copy of Amendment No. 1 to Real Goods Solar, Inc. 2008 Long-Term Incentive Plan as Exhibit 10.1 to its Current Report on Form 8-K filed on September 12, 2017 and such copy is incorporated herein by reference.

RGS Energy will provide without charge to any beneficial owner of its Class A common stock as of the Record Date a copy of all documents incorporated by reference into RGS Energy’s proxy materials for the 2017 Annual Meeting but not delivered to security holders, upon written or oral request at the following address and telephone number: Real Goods Solar, Inc., 110 16th Street, Suite 300, Denver, CO 80202, Attention: Corporate Secretary, (303) 222-8300, by first class mail or other equally prompt means within one business day of receipt of such request.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT AND THE INFORMATION INCLUDED HEREIN SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Real Goods Solar, Inc.

110 16th Street, Suite 300

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, FEBRUARY 8, 2018

To our shareholders:

We will hold the 2017 annual meeting of shareholders of Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, or “RGS Energy”), on Thursday, February 8, 2018, at 10:00 a.m. local time, at the Holiday Inn Express, 401 17th Street, Denver, CO 80202 for the following purposes:

1. to elect five directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. to amend the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan to increase the number of shares authorized for issuance and the number of shares that a participant may receive in a fiscal year;

3. to ratify the appointment of Moss Adams LLP to audit our consolidated financial statements for the 2017 fiscal year; and

4. to transact such other business as may properly come before our annual meeting, or any adjournment(s) or postponement(s) thereof.

A complete list of our shareholders entitled to vote at our annual meeting will be available for inspection by our shareholders prior to our annual meeting upon written request before the annual meeting showing a proper purpose made during normal business hours at our Denver, Colorado office and subject to satisfaction of other requirements set forth in our bylaws. Only shareholders of record on the November 2, 2017 record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof.

On or about January 10, 2018, we expect to commence mailing our shareholders this proxy statement, the accompanying proxy card for the annual meeting, and the 2016 annual report. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our 2016 annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement, the proxy card and the 2016 annual report on the Internet, which are available at http://www.viewproxy.com/RealGoodsSolar/2017AM. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise.

Our shareholders are cordially invited to attend our annual meeting in person.

By Order of the Board of Directors,

January 9, 2018	/s/ Dennis Lacey
Dennis Lacey, Chief Executive Officer